UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 19, 2006
FIRSTMERIT CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	0-10161	34-1339938

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio		44308

(Address of principal executive offices)		(Zip Code)
(330) 996-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
          On January 20, 2006, FirstMerit Corporation (the “Company”) announced that it entered into an accelerated share repurchase arrangement to repurchase 2.5 million common shares with Goldman, Sachs & Co. The initial price paid per common share was $25.97. The repurchased common shares will be subject to a future contingent purchase price adjustment expected to be settled at the end of the purchase period in the first or second quarter of 2006, based on the volume weighted average share price during the actual repurchase period. At the present time, the Company does not expect that the purchase price adjustment will be material. The purchase price adjustment will be reflected in the treasury stock line on the Company’s balance sheet. The repurchased common shares will be placed into treasury to be used solely to satisfy the obligations of the Company under its various employee stock option, thrift savings, purchase programs or other Company purposes.
          The terms and conditions relating to the accelerated repurchase arrangement are more fully described in the Accelerated Share Repurchase Master Confirmation, and the Supplemental Confirmation attached thereto, dated January 19, 2006, which are attached hereto as Exhibit 99.1 and are incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to the text of Exhibit 99.1.
ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
          On January 19, 2006, the Company announced earnings for the fiscal quarter and year ended December 31, 2005. A copy of the press release and certain financial information for this period is attached as Exhibit 99.2 hereto and incorporated by reference herein.
          Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 2.02 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this Item 2.02 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.
ITEM 8.01 OTHER EVENTS.
          On January 19, 2006, the Company announced that its Board of Directors authorized the repurchase of up to a total of 3 million of its common shares. The repurchase authorization does not have an expiration date. The Company previously acquired all of the shares it was authorized to acquire under its prior repurchase program.
          In addition, the Company also announced that its Board of Directors authorized the Company to enter into an accelerated share repurchase transaction with Goldman, Sachs & Co. pursuant to which the Company could repurchase up to 2.5 million common shares of the Company. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
          (c) Exhibits.

Exhibit Number	Description
99.1	Accelerated Share Repurchase Master Confirmation, and the Supplemental Confirmation attached thereto, dated January 19, 2006.

99.2	Press Release issued by the Company, dated January 19, 2006, announcing results of operations and financial condition.

99.3	Press Release issued by the Company, dated January 19, 2006, announcing the Company’s share repurchase authorization.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation

By:	/s/ Terrence E. Bichsel
Terrence E. Bichsel
Executive Vice President and
Chief Financial Officer
Date: January 20, 2006

4